UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 2, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street San Jose, California 95134
(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 31, 2006, Sanmina-SCI Corporation (the “Company”) announced that it has priced an offering (“Offering”) of $600 million aggregate principal amount of 8.125% Senior Subordinated Notes due 2016 (the “Notes”) pursuant to its automatic shelf registration statement filed with the Securities and Exchange Commission on January 30, 2006.  The issue price for the Offering of the Notes is 100%, is subject to customary closing conditions and is expected to close on February 15, 2006.

The Company has entered into an Underwriting Agreement in connection with the Offering of the Notes, and has included the Underwriting Agreement as Exhibit 1.1 to this filing.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description
1.1	Sanmina-SCI Corporation $600,000,000, 8.125% Senior Subordinated Notes due 2016, Underwriting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: February 2, 2006	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer